                                                                   Exhibit 10.22

                               ASSIGNMENT OF LEASE

     This agreement of Assignment is entered into as of the 1st day of January, 2001, by and between VERTEX PHARMACEUTICALS INCORPORATED ("Vertex"), a Massachusetts corporation having offices at 130 Waverly Street, Cambridge, MA 02139, ALTUS BIOLOGICS INC. ("Altus"), a Massachusetts corporation having offices at 625 Putnam Avenue; Cambridge, MA 02139, and FORT WASHINGTON ASSOCIATES LLC, a Massachusetts limited liability corporation ("Landlord").

                                    RECITALS

     A. Vertex is the Tenant under a Lease Agreement dated as of March 1, 1993, as amended by a First Amendment dated 1 December 1996 and a Second Amendment dated 1 February 1998 (the "Lease") with respect to the premises located at 625 Putnam Avenue, Cambridge, Massachusetts (the "Premises").

     B. Landlord is the Landlord with respect to the Lease.

     C. Altus subleases a portion of the Premises from Vertex under a Sublease dated February 1, 1999.

     D. Vertex wishes to assign its interest as Tenant under the Lease to Altus, and Altus wishes to assume the obligations of the Tenant under the Lease.

     E. Altus wishes to exercise the Tenant's option under the Lease to extend the term of the Lease from 1 January 2001 through December 2003.

     F. Upon execution of this Assignment, Altus and Vertex will enter into a Sublease under which Vertex will sublease from Altus a portion of the Premises.

     NOW THEREFORE, the parties agree as follows:

1. Vertex hereby assigns to Altus all of its right, title and interest as Tenant under the Lease.

2. Altus hereby assumes all of Vertex's rights and obligations as Tenant under the Lease.

3. Altus hereby exercises its option under the Lease to extend the term of the Lease from 1 January 2001 through December 2003.

4. The Landlord hereby consents to the foregoing assignment and assumption and agrees that Vertex shall have no further obligations under the Lease, except in its capacity as sublessee under the Sublease between Vertex and Altus of even date herewith.

     EXECUTED as of the date first set forth above.

VERTEX PHARMACEUTICALS INCORPORATED


By: /s/ Thomas G. Auchincloss, Jr.
    ---------------------------------
Name: Thomas G. Auchincloss, Jr.
      -------------------------------
Title: V.P. of Finance
       ------------------------------


ALTUS BIOLOGICS INC.


By: /s/ Peter Lanciano
    ---------------------------------
Name: Peter Lanciano
      -------------------------------
Title: President and CEO
       ------------------------------


FORT WASHINGTON ASSOCIATES LLC


By: /s/ Henry H. Koley
    ---------------------------------
Name: Henry H. Koley
      -------------------------------
Title: President
       ------------------------------

                                 LEASE AGREEMENT

                                 by and between

                          FORT WASHINGTON REALTY TRUST

                                       and

                          VERTEX PHARMACEUTICALS, INC.

                           Dated as of March 1, 1993.

                                TABLE OF CONTENTS

1.  LEASE OF PREMISES......................................................    1
      1.1     Subjects Referred To.........................................    1
      1.2     Lease of Premises............................................    2

2.  TERM...................................................................    2

3.  RENT...................................................................    2
      3.1     Rent.........................................................    2
      3.2     Late Payment.................................................    2

4.  TAXES..................................................................    3
      4.1     Real Estate Taxes............................................    3
      4.2     Other Taxing System..........................................    3
      4.3     Betterment Assessments.......................................    4
      4.4     Additional Tax Fund Payments.................................    4

5.  INSURANCE..............................................................    5
      5.1     Risk Casualty Insurance......................................    5
      5.2     Liability Insurance..........................................    5
      5.3     Sprinkler Insurance..........................................    5
      5.4     Fire Insurance...............................................    6
      5.5     Other Insurance..............................................    6
      5.6     Additional Insurance Provisions..............................    6
      5.7     Subrogation..................................................    6

6.  UTILITIES..............................................................    7

7.  TENANTS ADDITIONAL COVENANTS...........................................    8
      7.1     Affirmative Covenants........................................    8
      7.2     Negative Covenants...........................................   13

8.  CASUALTY OR TAKING.....................................................   16
      8.1     Termination by Landlord......................................   16
      8.2     Termination by Tenant........................................   17
      8.3     Restoration..................................................   17
      8.4     Award........................................................   18

9.  DEFAULTS...............................................................   19
      9.1     Events of Default............................................   19

      9.2     Remedies.....................................................   20
      9.3     Remedies Cumulative..........................................   21
      9.4     Landlord's Right to Cure Defaults............................   22
      9.5     Effect of Waivers of Default.................................   22
      9.6     No Waiver, etc...............................................   22
      9.7     No Accord and Satisfaction...................................   22

10. RIGHTS OF MORTGAGE HOLDERS.............................................   23
      10.1    Rights of Mortgage Holders...................................   23
      10.2    Lease Superior or Subordinate to Mortgages...................   24

11. MISCELLANEOUS PROVISIONS...............................................   25
      11.1    Notices from One Party to the Other..........................   25
      11.2    Quiet Enjoyment..............................................   25
      11.3    Lease not to be Recorded.....................................   26
      11.4    Limitation of Landlord's Liability...........................   26
      11.5    Acts of God..................................................   26
      11.6    Landlord's Default...........................................   27
      11.7    Brokerage....................................................   27
      11.8    Applicable Law and Construction..............................   27
      11.9    Capital Improvement Cost Recovery............................   28
      11.10   Option to Extend.............................................   29

                                 LEASE AGREEMENT

     THIS LEASE is made as of this 1st day of March, 1993 by and between HENRY
H. KOLM and ELIZABETH C. KOLM, Trustees of FORT WASHINGTON REALTY TRUST, Weir Meadow, Wayland, Massachusetts 01778 and VERTEX PHARMACEUTICALS, INC, a Massachusetts corporation with its principal place of business at 40 Allston Street, Cambridge, Massachusetts 02139.

     1.   LEASE OF PREMISES.

     1.1 Subjects Referred To. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

     Date of this Lease:   March 1, 1993

     Building:             One level masonry building.

     Premises:             The Building, comprising about 15,750 square feet,
                           and the approximately 27,775 square feet of land on
                           which the Building is situated, such parcel. of land
                           being described in Exhibit A attached hereto.

     Landlord:             Henry H. Kaim and Elizabeth C. Kolm, Trustees of the
                           Fort Washington Realty Trust u/d/t dated July 20,
                           1983 and filed with the Middlesex South District
                           Registry of Deeds at Book 15164, Page 520.

     Tenant: VERTEX PHARMACEUTICALS, INCORPORATED, a Massachusetts corporation with its principal place of business at 40 Allston Street, Cambridge, Massachusetts 02139.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 1 of 30 pages

     Term: Three years and eleven months, commencing March 1, 1993 and ending January 31, 1997.

     Rent:                 Sixteen Thousand Five Hundred Ninety per month
                           ($16,590/month) (199,080 per year), triple net of all taxes, insurance; utilities, and operating expenses.

     Permitted Use:        Office, research and development, and light
                           manufacturing.

     1.2 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions, provisions and Exhibit A, of this Lease, the Premises.

     2. TERM.

The term of this Lease shall be for a period of three years and eleven months, commencing on March 1, 1993 and ending on January 31, 1997, unless sooner terminated as provided herein or further extended.

     3. RENT.

     3.1 Rent. Subject to the terms and covenants of this Lease, Tenant shall pay to Landlord, at Landlord's office or to such other persons or at such other places in the United States as directed by written notice to Tenant from Landlord the Annual Rent of One Hundred Ninety-Nine Thousand and Eighty Dollars ($199,080) in equal monthly installments of Sixteen Thousand Five Hundred Ninety Dollars ($16,590), each payable in advance on the first day of every calendar month during the Term of the Lease and at a prorated rate for fractions of a month if the Initial Term shall be terminated on any day other than the last day of the month.

     3.2 Late Payment. (See also Section 9). If any installment of rent or any sums due to Landlord under this Lease, are paid more than ten (10) days after the date the same was due, such


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 2 of 30 pages late payment shall bear interest from the date due at the lesser of the prime rate, so-called, of the Fleet Bank as it may be adjusted from time to time, plus four percent per annum, or the maximum rate allowed by law.

     4.   TAXES.

     4.1 Real Estate Taxes. Tenant agrees to pay to Landlord, on a monthly basis simultaneous with the payment of rent, one-twelfth (1/12) of all taxes levied or assessed by, or becoming payable to the municipality or any governmental authority having jurisdiction over the Premises, for or in respect of the Premises, the taxes levied or assessed or becoming payable for or in respect of the Premises for the then current tax period. If Tenant shall deem itself aggrieved by any such tax or charge and shall elect to contest the payment thereof, it shall have the right to so contest such charge, and Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in such proceedings.

     4.2 Other Taxing System. If, at any time during the Term or Renewal Term of this Lease, the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part thereof there shall be assessed on Landlord a capital levy or other tax on the sums due from Tenant to landlord under this Lease, or if there shall be assessed on Landlord a federal, state, county, municipal, or other local, income, franchise, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon the rent and other sums payable by Tenant hereunder, then any and all of such taxes, assessments, levies or charges, to the extent that the same would be payable if the Premises were the only property of Landlord subject to same, and if the income from the Premises were the only taxable income of the Landlord in question, shall be deemed to be included in the taxes to be paid by Tenant pursuant to this Section 4.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 3 of 30 pages

     4.3 Betterment Assessments. Tenant shall pay to Landlord each installment of all public, special or betterment assessments levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction of the Premises, for or in respect of the Premises for each installment period partially or to be wholly included in the Initial Term or Renewal Term, such payments to be made to the Landlord in the same manner as provided in Section 4.1 above. Tenant may prosecute appropriate proceedings to contest the validity or amount of any assessment with respect to which Tenant is required to make payments as hereinabove provided, and Tenant agrees to save Landlord harmless from all costs and expenses incurred on-account of Tenant's participation in such proceedings. Landlord shall promptly furnish to Tenant a copy of any notice of public, special or betterment assessments received by Landlord concerning the Premises.

     4.4 Additional Tax Fund Payments. If the aggregate of any tax or betterment assessments due under this Section 4 is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount equal to all said taxes and assessments, such payment to be made within ten (10) days after receipt by Tenant of notice from Landlord of such amount. If Tenant shall have made the aforesaid payments, Landlord shall on or before-the last day on which the same may be paid without interest or penalty, pay to the proper authority charged with the collection thereof all taxes and assessments referred to in this Section 4 and furnish Tenant, upon written request, with reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be credited against future payments to be made by Tenant pursuant to this Section 4.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 4 of 30 pages

     5. INSURANCE.

          Tenant, at its own expense, shall take out and maintain throughout the Term of the Lease the following insurance protecting Landlord:

     5.1 Risk Casualty Insurance. All risk casualty insurance, with endorsement for difference in conditions coverage, debris removal and demolition, in an amount at least equal to the replacement cost of the buildings and other improvements to the Premises, as such replacement cost may from time to time be determined by agreement or by appraisal made at Tenant's expense by an accredited insurance appraiser approved by Landlord which may be required by either party after alteration or additions have been made to the Premises.

     5.2 Liability Insurance. Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises or on any property, streets or ways adjoining the Premises, in an amount at least equal to $1,000,000 for injury to a single person and $3,000,000 for injury to more than one person and $1,000,000 for property damage; and, which, from time to-time, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

     5.3 Sprinkler Insurance. Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam with water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 5 of 30 pages

     5.4 Fire Insurance. Fire insurance with the usual extended coverage endorsements covering all of Tenant's furniture, furnishings, fixtures and equipment, and any other contents or improvements not covered by the insurance to be maintained under this Section 5.

     5.5 Other Insurance. Insurance against such other hazards, and in such reasonable amounts, as may from time to time be required by any mortgagee of the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.

     5.6 Additional Insurance Provisions. Policies for insurance required under the provisions of this Section 5 shall, where applicable, in case of loss, be first payable to the holders of any mortgages on the Premises under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord or any such mortgagee may elect. All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancellable with respect to the interest of Landlord and such mortgagees without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

     5.7 Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, fixtures, or equipment therein or alterations or improvements thereto,


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 6 of 30 pages whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to the occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in Massachusetts (even though extra premiums may result therefrom). In the event extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such additional premium. If, at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of any loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     6. UTILITIES.

          Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Premises during the term of this lease and for all periods thereafter


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 7 of 30 pages during which Tenant is in possession of the Premises, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Tenant shall make its own arrangement for the installation or provision of all such utilities and Landlord shall bear no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. Landlord represents and warrants that the Premises are being delivered hereunder to Tenant free of all utility liens and balances at the commencement of this Lease.

     7. TENANTS ADDITIONAL COVENANTS.

     7.1 Affirmative Covenants. Tenant covenants that at all times during the term and for such further time as Tenant occupies the Premises or any part thereof:

          7.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due all rent, taxes, betterment assessments, utilities charges and all other charges, rates and other sums which by the term of this Lease are to be paid by Tenant.

          7.1.2 Use. To use the Premises only for office, light manufacturing, warehousing, and other uses permitted by the Landlord in writing and not then in violation of governmental statutes, regulations, ordinances and codes; and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense.

          7.1.3 Repair and Maintenance. To keep the Premises in good order, condition and repair and at least as good order, condition and repair as they are on the commencement date of this Lease or may be improved during the term of this Lease, reasonable


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 8 of 30 pages use and wear only excepted; to maintain in good condition all lawns and planted areas and to keep in good repair and clean and neat and free of snow and ice all surfaced roadways, walks, and parking and loading areas; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be extraordinary, foreseen or unforeseen, to the, extent caused by Tenant's act and not a capital improvement. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air conditioning systems and copies of such contracts shall be furnished to Landlord. It is further agrees that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition, or in less than good and tenantlike repair.

     Subject to the foregoing, Landlord shall be responsible to maintain in good condition the roof, foundation, and exterior walls, provided, however, that Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant, or its employees, agents, subtenants, licensees, concessionaires, invitees or anyone claiming under Tenant, or caused by any alteration, addition or improvement made by Tenant or anyone claiming under Tenant. Landlord shall have no liability whatsoever to Tenant for failure to make repairs unless and until Tenant shall give written notice to Landlord stating the need for such repairs and Landlord shall fail to commence and complete such repairs within a reasonable period of time following receipt of such written notice.

     Any work done to the roof that requires penetrations of existing roof membrane must be performed by Hi Tech Roofing, Inc., the firm which installed the membrane roof in June 1992, in order to preserve the validity of the guarantee.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 9 of 30 pages

          7.1.4 Compliance with Law. To make all repairs, alterations, additions, or replacements to the premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances and equipment so required; and to comply with the orders and regulations of all governmental authorities with respect to the zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of .any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

          7.1.5 Indemnification. To the extent covered by insurance, to save Landlord harmless, and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord, its agents, or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 10 of 30 pages

Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

          7.1.6 Landlord's Right to Enter. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

          7.1.7 Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law or to the extent caused by Landlord's gross negligence or willful misconduct.

          7.1.8 Payment of Landlord's Cost of Enforcement. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 9.


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 11 of 30 pages

          7.1.9 Yield Up. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations made by it as Landlord may request and all Tenant signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear excepted. Any property not so removed shall be deemed abandoned and may be removed or disposed of by Landlord in such manner as Landlord shall reasonably determine and Tenant shall pay Landlord a reasonable and mutually agreed cost and expense incurred by it in effecting such removal and disposition and in making any reasonably necessary incidental repairs and replacements to the Premises and for use and occupancy as comparable laboratory space during the period after the expiration of the term and prior to its performance of its obligations under this Subsection 7.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided, provided Landlord shall use reasonable efforts to mitigate any loss.

          7.1.10 Estoppel Certificate. Upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a reasonable statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the rent, taxes, utilities, insurance and all other sums charges and to perform its covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 12 of 30 pages modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the rent and other charges have been paid. Any such statement delivered pursuant to this Subsection
7.1.10 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage.

     7.2 Negative Covenants. Tenant covenants at all times during the term and such further time as tenant occupies the Premises or any part thereof:

          7.2.1 Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than the Tenant (without on each occasion obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed), to assign this Lease or to make any sublease. No consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. If for any assignment or sublease, during the initial lease period, consented to by Landlord hereunder, Tenant receives rent or other consideration, either initially or over the term of the assignment of sublease, in excess of the total gross rent payable hereunder, or in case of sublease of part, in excess of such gross rent proportionately allocable to the part, after allowing Tenant to retain from such excess an amount equal to the reasonable and mutually agreed expenses incurred by Tenant in connection with the assignment or sublease, Tenant shall pay to Landlord as additional rent fifty (50) percent of such excess attributable to each such payment or rent or


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 13 of 30 pages other consideration received by Tenant promptly after its receipt, if tenant leaves his casework, and seventy-five (75) percent if he removes such casework, as further defined in Section 11.9.

     If, at any time during the term of this Lease, there shall be a change in the effective control of Tenant or Guarantor, whether by sale of assets, stock or other event, Tenant or Guarantor, as the case may be, shall immediately notify Landlord and (whether or not Tenant or Guarantor so notifies Landlord) Landlord may terminate this Lease by notice to Tenant given within ninety (90) days thereafter.

          7.2.2 Overloading and Nuisance. Not to injure, overload, deface or otherwise harm or damage the Premises, nor commit any nuisance, nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper or offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

          7.2.3 Hazardous Wastes and Materials. Unless allowed by appropriate permit, not to dispose of any hazardous wastes, hazardous materials or oil on the Premises, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal by Tenant (and limited to Tenant's use) of hazardous wastes, hazardous materials or oil including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.


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
     Landlord warrants that an MGL Chapter 21E Site Investigation relative to hazardous materials was performed by Toxic Systems Management, Inc. in January 1985, in connection with Landlord's acquisition of the premises, and no evidence of hazardous material release was found. Test borings were made, and an underground oil tank was pronounced clean and de-activated by permit from the Cambridge Fire Department. A copy of the report is attached as EXHIBIT C.

     Landlord further warrants that Premises have been under his occupancy or control from the date of the 1985 study to occupancy by Tenant, and has no knowledge or reason to know of any release; or threat of release, of oil or hazardous material which pre-dates Tenant's original occupancy of the Premises.

          7.2.4 Installation, Alterations or Additions. Not to make any installations, alterations or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas) nor to permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner


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
employing materials of good quality and so as to conform with all applicable zoning, building, fire, health, and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

          7.2.5 Abandonment. Not to abandon or vacate the Premises during the Term of the Lease.

          7.2.6 Signs. Not to place any signs on the Premises without Landlord's written approval, which shall not be unreasonably withheld. Such signs shall be maintained in good repair by Tenant and shall conform to applicable requirements of public authorities.

          7.2.7 Parking and Storage. Not to permit any storage of materials outside of the building on the Premises; to use reasonable diligence to prevent Tenant's employees and customers and other persons visiting the Premises from using any street abutting the Premises for parking; and, not to permit the use of the Premises for either temporary or permanent storage of trucks or other vehicles, or for any use for which heavy trucking to or from the site would be customary.

     8. CASUALTY OR TAKING.

     8.1 Termination by Landlord. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord or Tenant (as provided below). Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, and


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
shall be made by giving of notice by Landlord to Tenant within ninety (90) days after the date of the taking or casualty.

     8.2 Termination by Tenant. If all of the Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant's business notwithstanding restoration by Landlord as hereinafter provided, are destroyed or are appropriated or taken by any competent authority for any public or quasipublic use or purpose under any statute or by right of eminent domain (which taking shall include a sale by Landlord to any public or quasipublic authority, whether under threat of condemnation or while condemnation proceedings are pending), and Tenant shall within thirty (30) days from the date of such destruction, appropriation or taking notify Landlord in writing that the Premises are not reasonably adequate for conduct of Tenant's business, and upon inspection by Landlord it is agreed by the parties hereto that such is the case, then this Lease shall terminate at the time of such destruction, actual physical taking or possession by such governmental authority, and Landlord and Tenant shall thereupon be released from all liabilities thereafter accruing under this Lease.

     8.3 Restoration. If the parties elect to not terminate this Lease, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, but not in excess of the rent otherwise payable hereunder, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence.


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     8.4 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except to the extent provided herein. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Notwithstanding the foregoing, Tenant shall be entitled to such portion of the award as is equal to the value of any real property improvements installed on the Premises by the Tenant as described in Exhibit "B" or agreed to by the parties as described in
Section 11.10 herein. The value of any such improvements shall be equal to the lesser of:

     (a) The depreciated value of such improvements as reasonably reflected (in accordance with generally accepted accounting principles applied on a consistent basis) on the books of Tenant as of the date of taking; or

     (b) The original cost of such improvements to Tenant multiplied by a fraction, the numerator of which is the balance of the term of this Lease then remaining and the denominator of which is the balance of the Initial term and the Renewal Term remaining as of the date such improvements were made.

     On the written demand of Landlord, Tenant shall notify Landlord in writing of the original cost of any such improvements installed by the Tenant.

     Tenant shall also be entitled to make claim in its own name to the condemning authority for the value of any furniture, trade fixtures, trade equipment, merchandise, or personal property of any kind belonging to Tenant and not forming part of the real estate, or the cost of moving all of the same, and any such award made directly to Tenant shall belong entirely to Tenant.


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
     9. DEFAULTS

     9.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the rent, taxes, betterment assessments and other sums due hereunder and if such default shall continue for ten (10) days after the date such sums were initially due under the provisions of this Lease, or (b) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently, to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or (d) if Tenant's leasehold interest shall be taken on execution, or (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or if Tenant is then unable to pay their liabilities as the same become due and payable, or (g) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter, issue a notice of eviction to vacate no later than six months from date of the notice, and commence summary proceedings to repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon the determination of a court of competent jurisdiction, Landlord, after such judgment, may store


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
Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     9.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant agrees to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the rent and additional sums due and owing to Landlord, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 9.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and reasonable expenses of preparing the Premises for such reletting, provided that Landlord shall be obligated to use its best efforts to relet the premises, Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's reasonable option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term


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and may grant such concessions and free rent as Landlords reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the rent, taxes, betterment assessments and similar charges accrued in the twelve (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment, of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

     9.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, both as against Tenant and Guarantor, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.


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
     9.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including ,attorneys' fees, in curing a default shall be paid, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of Tenant's payment.

     9.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     9.6 No Waiver, etc. Landlord's failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     9.7 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the rent, taxes, betterment assessments or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without


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
prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

     10. RIGHTS OF MORTGAGE HOLDERS

     10.1 Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 9.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 10.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party


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of this Lease as an obligee hereunder to the same extent, as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 10.1.

     10.2 Lease Superior or Subordinate to Mortgages. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon written request from Landlord, execute, acknowledge and deliver any and all reasonable instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if, within 30 days of such written request, it shall fail at any time to execute, acknowledge and deliver any such reasonable instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact


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of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

     11. MISCELLANEOUS PROVISIONS

     11.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of the Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when .delivered to such address by hand.

     11.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof for the use intended, without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right, without the same constituting a breach of Landlord's covenant of quiet enjoyment, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises as Landlord may deem necessary or desirable, provided further, however, that there be no unreasonable interference with Tenant's use of the premises.


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
     11.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

     11.4 Limitation of Landlord's Liability. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the. date of such transfer or conveyance, without any further instrument or agreement, of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Premises and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

     11.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other


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
casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     11.6 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty
(30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Tenant shall have the right to terminate this Lease for any default by Landlord hereunder,. and the right, for any such default, to offset or counterclaim against any rent due hereunder.

     11.7 Brokerage. Tenant warrants and represents that it has dealt with no brokers other than Codman Associates and Channing Real Estate in connection with the consummation of this Lease, and in the event of any brokerage claims against Landlord, other than the above named brokers, predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

     11.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the


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several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     11.9 Capital Improvement Cost Recovery. The parties acknowledge that Tenant and the prior Tenant, G&P Corporation, from whom Tenant subleased the premises prior to the Term of the present Lease, have made certain improvements to the Premises, some of which will be generally useful to future tenants, and that Landlord has reimbursed G&P Corporation $71,000 for such improvements, under the terms of the original Lease between Landlord and G&P, and will not be under obligation to make any additional reimbursement for Capital Improvement made or to be made by Tenant.

     Landlord and Tenant specifically agree that Tenant has installed and will be installing certain equipment into the Premises which shall become fixtures and may not be removed, and certain other equipment which shall not become fixtures and which may be removed by Tenant, providing that Tenant repairs any damage to the premises caused by removal of such equipment;

     fixtures shall include any components or fixtures of the HVAC, electric, lighting and plumbing systems necessary for occupancy of the building (such as circuit breaker boxes, sinks, fans, air conditioners, heaters, etc);

     non-fixtures shall include casework (shelving, cabinets, desks and the like), and special equipment related to Tenant's hoods which may be


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     physically connected to the HVAC system (such as ventilation valves and associated control boxes).

Section 7.2.1 (subletting) permits the tenant to retain a higher percentage of additional rent if he leaves casework, then if he removes it. This requires that "casework" be distinguished from "special equipment". An inventory of each type is to be agreed upon in separate memorandum to be attached to the present lease.

     11.10 Option to Extend

     Tenant has the option to extend the Term of this Lease for two (2) additional periods of two (2) years each by giving Landlord notice of its exercise at least six (6) months before the expiration of the then current Lease Term. If no Event of Default exists when notice is given, this Lease, without the necessity of any further writing, shall be extended and the Premises considered to have been leased by Landlord to Tenant for an additional period of two (2) years beginning immediately after the expiration of the current Lease Term upon the same terms, except that (a) the Basic Rent shall be an amount agreed upon at the time by Landlord and Tenant as the reasonable fair market rent for the Premises; (b) after the exercise of each option to extend the number of options to extend remaining will be reduced by one; and (c) if Tenant exercises such option to extend and Landlord subsequently decides to develop the Premises to a better-use, (for example a multi-story commercial or residential structure) or if Landlord sells the Premises to a bona fide purchaser and such purchaser wishes to terminate the Lease (after the end of the initial Lease
Term), then Tenant agrees that upon notice from the Landlord, Tenant will vacate the Premises six months after such notice and the Lease shall thereafter terminate.


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     WITNESS the execution hereof under seal on the day and year first above written.

                                        LANDLORD:

                                        FORT WASHINGTON REALTY TRUST


                                        By: /s/ Henry H. Kolm
                                            ------------------------------------
                                            Henry H. Kolm, as Trustee
                                            and not individually


                                        By: /s/ Elizabeth C. Kolm
                                            ------------------------------------
                                            Elizabeth C. Kolm, as Trustee
                                            and not individually


ATTEST:                                 TENANT:

                                        VERTEX PHARMACEUTICALS, INC.


/s/ [Illegible]                         By: /s/ Richard H. Aldrich
-------------------------------------       ------------------------------------
Director of Operations                      Vice President


Lease Agreement for 625 Putnam Ave, Cambridge for Ft WASHINGTON _____ for VERTEX _____ page 30 of 30 pages

                                    EXHIBIT A

                             DESCRIPTION OP PREMISES

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

     The land in Cambridge, Middlesex County, Massachusetts, more particularly described as follows:

Parcel One

The registered land shown on Land Court Plan No. 21188A and bounded and described as follows:

NORTHEASTERLY:   by Putnam Avenue, one hundred forty-one and no/100 (141.0)
                 feet;

SOUTHEASTERLY:   by land now or formerly of Potter-Horn Incorporated, one
                 hundred fifty and no/100 (150.00) feet;

SOUTHWESTERLY:   by lands now or formerly of North American Holding Company et
                 al. and of Melvin Frank, one hundred forty-three and no/100
                 (143.00) feet;

NORTHWESTERLY:   by said Frank land and by land now or formerly of Paul A. St.
                 Germaine, et al., being in part Parcel Two herein described, one hundred fifty and 04/100 (150.04) feet;

For title reference is made to Certificate of Title No. 149390, Book 877, Page
40.

Parcel Two

The unregistered land shown as Lot A on a plan entitled "Sub-division of Land in Cambridge Belonging to Homes Inc.", dated March 24, 1948., by Edward F. Carney, Engineer, recorded with Middlesex South District Registry of Deeds as Plan No. 624 of 1948, in Book 7292, Page 18, and bounded and described as follows:

NORTHWESTERLY:   by Sidney Street, eighty-nine and no/10 (89.0) feet;

NORTHEASTERLY:   by Lot B and C as shown on said plan, seventy-five and no/10
                 (75.0) feet;

SOUTHEASTERLY:   by Parcel One hereinbefore described, eighty-nine and no/10
                 (89.0) feet; and

SOUTHWESTERLY:   by land now or formerly of Melvin Frank, seventy-five and no/10
                 (75.0) feet;

Containing 6,675 square feet of land, according to said plan.

For title reference see deed from Cox Engineering Company to the Grantor herein recorded with said Deeds in Book 13014, Page 410.

                                    [PICTURE]

                                    [PICTURE]

                                    EXHIBIT B

                         DESCRIPTION OF TENANT'S CHANGES

                                   TO PREMISES

                                    EXHIBIT C

                      CHAPTER 21E SITE INVESTIGATION REPORT

                                  JANUARY 1985

TSMI                                                                617-938-7340

TOXIC SYSTEMS MANAGEMENT, INC.

                  SITE REPORT RELATIVE TO HAZARDOUS MATERIALS

                            FOR PROPERTY LOCATED AT

                               625 Putnam Avenue

                         Cambridge, Massachusetts 02139

                                January 31, 1985

Contracted for:                                                     Reported to:

Attorney Jack Mikels                                        Attorney Jack Mikels
Bank of New England                                           and Dr. Henry Kolm
2 Oliver Street                                               EML Research, Inc.
Boston, Massachusetts 02109                                    625 Putnam Avenue
                                                  Cambridge, Massachusetts 02139

                                                                            TSMI

                                TABLE OF CONTENTS

I.     Cover page                                                         page i
II.    Table of Contents                                                 page ii
III.   Site Report Relative to Hazardous Materials                        page 1
IV.    Site Assessment Summary                               Exhibit A (7 pages)
Dated Map Showing Site Layout Information                               Figure 1
Dated Map Showing Lot A                                                 Figure 2
Area Topographic Map Showing Locus                                      Figure 3
Field Report                                                          Appendix 2
Soil Analysis                                                         Appendix 2
Analysis of Soil Samples                                              Appendix 3
Chain of Custody & Analysis Request Forms                             Appendix 4
Property Owners Affidavit                                             Appendix 5
Certificate of Oil Removal                                            Appendix 6

MGL Chapter 21E Site Investigation                                          TSMI
page 1


                   SITE REPORT RELATIVE TO HAZARDOUS MATERIALS

This report is addressed to Attorney Jack Mikels of the Bank of New England, with respect to the real estate situated at 625 Putnam Avenue, Cambridge, MA, which is recorded with Middlesex Registry of Deeds South District at Book #9113, page #582, and Registered land division at Book #423, Page #597, Document #66275.

A.   The undersigned, based on experience and knowledge, states that:

     1. The investigations of the Site described in this Report (together with the "Site Assessment Summary" attached hereto as Exhibit A and incorporated herein by reference) were performed by Evelyn M. Butler, an Ecologist and Environmental Field Specialist (hereinafter the "Site Investigator") who is qualified to make the investigations and formulate the opinions herein set forth.

     2. The Site Investigator is familiar with the provisions of Massachusetts General Laws, Chapter 21E (as it may from time to time be amended) and the applicable implementing regulations under said law, including the materials which fall within the definitions of "oil" and "hazardous material" thereunder. References in this Report to oil and hazardous material refer to said terms as defined in MGL Chapter 21E and implementing regulations.

     3. The Site Investigator has reviewed the history of the Site and has considered the potential for the generation, use, treatment, storage, or disposal of oil or hazardous material by (a) the uses presently associated with the Site and (b) to the extent

MGL Chapter 21E Site Investigation                                          TSMI
page 2


     ascertainable by inquiry as noted in the "Site Assessment Summary", the uses previously associated with the Site.

     4. On December 23, 1985 the Site Investigator, accompanied by Russell M. Peters, an Environmental Specialist with TSMI, investigated the Site and, except as qualified in the "Site Assessment Summary", the areas adjacent to the Site to assess the possible presence of oil or hazardous material on the Site.

     5. The investigation, carried out December 20, 1985 to January 31, 1986, included the research, observations, explorations and testing described in the "Site Assessment Summary" attached to this Report as Exhibit A.

B. Based upon the foregoing, (including the research, observations, explorations, and testing described in the "Site Assessment Summary") and subject to the qualifications set forth below, the undersigned is of the professional opinion that at the time of said investigation evidence exists that oil or hazardous material is or has been present on the site or on areas immediately adjacent to the site. The following summarizes this evidence:

     1. There are a number of large batteries located in the basement which contain lead and acid. These are received intact from the U.S. Navy and are sold as is when they are no longer needed. There is no visible leakage and the investigator was informed that there are no hazardous materials or wastes from these batteries to be disposed of at any time, however hydrogen gas may be emitted from these batteries if they are active batteries.

MGL Chapter 21E Site Investigation                                          TSMI
page 3


     2. One-gallon containers containing cutting oil and coolant are located in the shop area toward the rear of the building. These are used in everyday operations. Since large quantities of either product are not present, special permits are not required.

     3. The business abutting to the east of the site, California Products Corporation, mixes and recans paints requiring the use of materials such as xylene, resin solution, solvents, and petroleum products on their property. Upon visiting the facility, however, no visible evidence of a release of hazardous materials or oil as defined in MGL Section 21E was observed.

     4. According to records with the Fire Prevention Bureau of the Cambridge Fire Department and testimony gathered from two other parties, a 1,000 gallon capacity underground fuel storage tank is located on site. Fill and vent pipes are located in a narrow, approximately six-foot wide common alley between the site and California Products Corporation. According to official records, the last tank inspection was conducted in 1972. In 1972 tank ownership resided with owner Cox Engineering, according to official records.

C. Based upon the foregoing, (including the research, observations, explorations, and testing described in the "Site Assessment Summary") and subject to the qualifications set forth below, the undersigned is of the professional opinion that at the time of said investigation NO EVIDENCE CURRENTLY EXISTS THAT OIL OR HAZARDOUS MATERIAL HAS BEEN RELEASED ON THE SITE OR THAT SUCH A RELEASE IS IMMINENT. The following qualifies this statement:

MGL Chapter 21E Site Investigation                                          TSMI
page 4


     1. The underground storage tank described in Part B, Section 4, has been in place for at least 25 and perhaps as long as 40 years. This tank is beyond its life expectancy according to statistics compiled by industry and pollution control experts. However, based upon test results on soil samples taken in the area of the tank, both upgradient and downgradient, there does not appear to be any significant contamination from tank leakage. Also, prior to testing the tank had been pumped out [see Appendix 6]. See Conclusions and Recommendations.

     2. Based upon results of the soil analysis, the site appears to be relatively clean. Although trace amounts of possible fuel oil were found in the area of the tank this should not present any impediment to a transaction involving the sale of the property.

D. The following qualifications apply to the undersigned's opinion:

     1. As noted in Exhibit A borings were made and observations were made following the preliminary site investigation.

     2. As noted in Exhibit A soil samples were taken and chemical analyses performed.

MGL Chapter 21E Site Investigation                                          TSMI
page 5


This report is dated January 31, 1986


-------------------------------------
Evelyn M. Butler, Site Investigator

Approved by:


/s/ John G. Pack
-------------------------------------
John G. Pack,
Vice President of Operations

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 1


               SITE DESCRIPTION AND ENVIRONMENTAL CHARACTERISTICS

I.   SITE OWNERSHIP AND LOCATION

1.   Site Owner: Cox Engineering/Realty Trust
                 77 Guest Street
                 Brighton, Massachusetts 02135

2.   Site Location: 625 Putnam Avenue
                    Cambridge, Massachusetts 02139
                    Middlesex County
                    USGS Quad: North Boston, Mass.

II.  SITE DESCRIPTION AND ENVIRONMENTAL CHARACTERISTICS

1. Brief Description of the Subject Site: The site lot, which is located at 625 Putnam Avenue in Cambridge, MA is comprised of two rectangular parcels which have been consolidated into one parcel containing approximately 27,675 square feet. The first parcel is shown as Lot A in Book #7292, page #18 and the second parcel is shown in land registration book #423, page #597, certificate #66275 on file with the Middlesex Registry of Deeds south district, Cambridge, MA. Improvements on the site consist of a one story masonry building with a basement which currently houses the offices and shop area of EML Research, Inc. To the northwest of the building is a paved area containing a "tailboard well". Beyond the pavement is an area covered by sand and gravel with a few weeds and evergreens along the area bordering Sidney Street. This paved and unpaved area serves as parking space for the facility and is surrounded by a chainlink fence. The site borders Putnam Avenue to the northeast, California Products Corporation to the east

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 2


and south, residential dwellings to the southwest and northern corners of the lot and Sidney Street to the northwest, across from which lies more residential dwellings.

2. Site Layout Information: Figure 1 shows a site plan in relation to other properties in the immediate area. Figure 2 shows lot A which has since become a part of the site under investigation. Figure 3 shows topographic features. The site is served by municipal water and sewage. The site is not considered a wetlands area as defined in MGL Chapter 131, although it was a marshland prior to the late 1800s at which time the area was filled in, according to the Cambridge Historical Society.

3. Site Specific Waste/Wastewater Information: The site contains no observable pits, sumps, or lagoons on the site. According to information gathered during interviews with the current owner, an underground tank used for the storage of fuel oil is located between the site and abutting building to the east, California Products Corporation. The fill and vent pipes are located in the alleyway between the buildings. There were approximately 500 gallons of fuel oil in the tank upon the initial investigation. On December 31, 1985, this oil was pumped out by A.A. Waste Oil Company of Waltham, MA (See Appendix 6). According to one fire department official, an inspection of the site revealed that this 1,000 gallon capacity tank was present in 1972. No records of the tank were on file with the Cambridge licensing commission for the site under investigation.

Surface drainage on site is accomplished via two storm drains located in the paved and gravel areas of the lot while drainage from the site is accomplished via municipal storm

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 3


drains. No industrial wastewater usages are effected at this site, nor were there observable sources of pathological wastes into the site's sewer system.

4.   Environmental Characteristics Relative to Hazardous Materials

(a) Soil types and permeabilities are shown in Appendix 2. Soil types where observable, appeared to be very compact, fine to medium sand with trace gravel in Lot A and an approximately 4 foot layer of fill containing trace cinder and concrete overlying this fine to medium sand in the alleyway by the tank.

(b) Subsurface geologic characteristics: The site lot lies within the area defined as the Boston Basin. Underlying bedrock is generally found to be grey argillite and minor quartzite, which are hard, fine grained metamorphic rocks.

(c) After reviewing USGS Aquifer maps and topographic maps it was determined that the site lies with the Charles River Basin and groundwater flow is in the south-southeast direction. Actual site depth to groundwater was not determined for this project but typically ranges from twenty to thirty feet below grade in this region.

(d) Ponds, streams aid wetlands: There are no ponds, streams or wetlands on the site or in the immediate surroundings. However, approximately 1100 feet to the south is the Charles River. Also, in the mid 1800s, prior to development, the site and surrounding properties to the southeast was considered marshland according to records of the Cambridge Historical Society.

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 4


(e) Condition of vegetation: Vegetation types noted on the site lot consist of evergreens and weeds along the portion of the site abutting Sidney Street. No visible signs of unusual plant stress as may be caused by the presence of certain hazardous materials was noted.

III. SITE HISTORY AND USE

1. Zoning: Present classification: The portion of the site listed as lot A is zoned C-1 which is residential. The portion of land containing the building along Putnam Avenue is zoned I-B which is industrial (light manufacturing and office space), according to City of Cambridge Assessors' records.

2. Current uses of the site: The one story masonry building located on the site houses the offices and shop area of Electromagnetic Launch Research, Inc. According to the owner it is currently used for strobotic and other high intensity pulsing light applications research and development projects for the department of defense.

3. Brief Description of Former Uses of the Site: Lot A, as described in Part U.
Section 1, was acquired in March, 1958 by Cox Engineering at which time the existing building, a residential dwelling, was razed. Prior to 1958 various tenants owned the. property and it was strictly residential. The second parcel, consisting of 21,000 square feet was owned by Cox Engineering for most of this century at which time the property was used for the manufacturing of sheetmetal ducting and some spray painting. Records were unavailable at this time defining the time at which the original building was erected.

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 5


However, the city of Cambridge building department records show several alterations and additions from 1923 to approximately 1960.

4. Current and Former Uses of Surrounding Properties: In 1854 what is now Putnam Avenue was known as Walnut Street. The area at and around the site consisted of marshlands which the city filled in after 1854. Around 1870, following the construction of the railroad, the area became industrial in nature, although much of the area to the west and northwest of the site has continued to be residential. To the north of the site, across Putnam Avenue is Vappi & Company, Inc., a building and contracting company which has been in existence since approximately 1927. A recent investigation of the Vappi G Company, Inc. site revealed that the fill brought into the area may contain ash as tests showed low levels of acidic materials which are generally associated with fly ash. To the northeast, along Waverly Street, and to the south of the site is California Products Corporation which has been in existence since approximately 1931. The company is involved with the mixing and packaging operations of paint. Across Putnam Avenue to the east of the site is an outdoor storage area for what appears to be empty drums of California Products Corporation. According to container labels, xylene, resin solutions, solvents, petroleum products and other materials which are used in . the. company's operations were stored in the drums. The drums appeared in satisfactory condition and were in a fenced-in area for security. Drums were on pallets and there was no visible signs of leakage, past or present. However, the storage area was not diked nor were the barrels sheltered from the elements.

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 6


5. List of Environmental Permits Held by Current and Former Site Owners/Operators: There are no records on file with the Cambridge Fire Department or the town offices showing any environmental permits for the present or past owners. There are, however engineering plans and records showing a 1,000 gallon capacity tank at 625 Putnam Avenue listed with Cox Engineering. This inconsistency is explained by the owner as lack of awareness that any permit was required. Hence, no application was ever filed for the 1000 gallon tank permit.

6. Summary of Prior Citations or Fines for Violations of Environmental
Regulations: There are no records on file with the Massachusetts Department of Environmental Quality Engineering (DEQE) northeast regional offices in Woburn.

IV.  Summary of Site Inspection and Investigations

1. On December 23, 1985 the whole site was inspected by Evelyn M. Butler, an Ecologist and Environmental Field Specialist who was accompanied by Russell M. Peters, an Environmental Specialist, employed by TSMI. The site boundaries were walked down, drainage patterns were inspected and observed for contaminants.

2. Sources of information included, but were not limited to, interviews with present owners/operators, tenants and owners of neighboring properties, and municipal authorities.

3. On January 8, 1986, following the initial site investigation, three borings were completed using a portable auger system and were labeled B-1, B-2 and B-3 as noted in

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 7


Figures 1 and 2. Soil samples were characterized from each boring and composite samples were taken from each boring for analyses.

4. Composite samples taken from B-2 and B-3, located to both sides of the tank, were tested for oil and grease. A composite sample from B-1, located in the lot abutting Sidney Street, was tested for oil and grease, EP Toxic metals, base neutrals and acid extractables.

5. Results and Discussion: Results of the laboratory analyses are enclosed as Appendix 3 of this report.

Results of the oil and grease analysis, based upon Method SW 846 Method 3550, show small amounts of what may be old fuel oil at 16.8 ppb for B-2 and 26 ppb for B-3. No recognizable petroleum products were present as any volatiles may have evaporated out over time.

Results of all other tests on B-1, including oil and grease, EP Toxicity, acid extractable organics and base neutral extractable organics, show no evidence of contaminants above the detection limit.

V.   Conclusions and Recommendations:

1. Identification of Persons Conducting the Site Inspection and Investigation:
Evelyn M. Butler, an Ecologist and Environmental Specialist was responsible for the site investigation and inspection. Technical review of this report was performed by John G. Pack, Vice President Operations and Technical Services of TSMI.

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 8


2. Small amounts of what were termed "residues" (16.8 ppb and 26 ppb) were found in B-2 and B-3, following analysis of oil and grease. These "residues" may represent what is left of old fuel for which volatiles would have evaporated out over time. The amount of residue found, however is within EPA guidelines and therefore should not present any impediment to a transaction involving the sale of the property.

3. Based upon the foregoing, it is the opinion of the Investigator that the site poses no threat to the environment as outlined in MGL Chapter 21E and should not be the cause for DEQE enforceable actions. TSMI bases, its opinion on the test results attached as Appendix 3. Arrangements should be made to have it closed out in accordance with applicable local, state and federal laws.

According to Fire Lt. Lawrence Hodgdon of the Cambridge Fire Departments Bureau of Fire Prevention, underground fuel tanks must be closed out in an environmentally sound manner. The city of Cambridge relies on State Fire Marshall rules governing tank close-outs. These rules require tanks to be pumped out and to be excavated. Lt. Hodgdon said the Department approves in-ground close-outs on a case-by-case basis if excavation poses a threat to the structural integrity of buildings.

At this juncture background information on federal attempts to deal with leaking underground storage tanks is in order. Congressional amendments to the Resource Conservation and Recovery Act (RCRA) on 11/7/84 created a new program governing underground storage tanks (UST). Tank ownership is defined by the date of UST enactment, 11/7/84. For tanks used but taken out of service before 11/7/84, the owner is

MGL Chapter 21E Site Investigation                                          TSMI
exhibit A
page 9


defined as "any person who owns such tank immediately before the discontinuation of its use." However, Massachusetts is still in the process of developing its own regulations to implement the UST program. One Federal UST section specifically excludes heating oil tanks for consumptive use on the premises. A note of caution: This provision may not be adopted by Massachusetts due to severe damage caused to groundwater by leaking underground storage tanks.

VI.  LIMITATIONS

1. Usage of this report to other than the stated purpose of determining the degree of the site having been, or the likelihood of, the site becoming a locus where oil or hazardous materials have been, and may reasonably be expected to be released, within the comprehension of Massachusetts General Laws, Chapter 21E is prohibited and TSMI makes no warranty for this report's applicability for other usage.

2. The results of this project are not transferable to subsequent owners/prospective buyers of the site. Furthermore, TSMI makes warranty on its findings only as of the time of actual inspections of the property, and it must be noted that chemical constituents other than those which are described in section IV above could be present on the site. Conclusions and/or opinions which are based upon chemical analyses, are subject to the accuracies and precisions of the specific analysis and method of sampling.

                                      [MAP]

                                      [MAP]

                                      [MAP]

                              [DAILY FIELD REPORT]

                         [SOIL EXPLORATION CORPORATION]

                                   [ANALYSIS]

                          [SUMMARY OF EP TOXICITY TEST]

                            [CHAIN OF CUSTODY RECORD]

TSMI                                                                617-938-7340

TOXIC SYSTEMS MANAGEMENT, INC.

                    PROPERTY OWNER'S AFFIDAVIT OF SITE USAGE

INSTRUCTIONS: IN ORDER FOR TSMI TO EFFECTIVELY DETERMINE THE DEGREE OF THE SITE DESCRIBED BELOW HAVING BEEN (OR THE LIKELIHOOD OF THE SITE BECOMING) A LOCUS WHERE OIL OR HAZARDOUS MATERIALS HAVE BEEN (OR MAY REASONABLY BE EXPECTED TO BE) RELEASED WITHIN THE COMPREHENSION OF MASSACHUSETTS GENERAL LAWS, CHAPTER 21E. WE. MUST ASK CERTAIN QUESTIONS CONCERNING THE HISTORY AND USAGE OF THE SITE. ALL THE INFORMATION WE SEEK IS NECESSARY. BE COMPLETE IN YOUR ANSWERS: IF YOUR RESPONSE IS "NONE" OR "NOT APPLICABLE", SO INDICATE. TSMI IS AVAILABLE TO PROVIDE ASSISTANCE IN COMPLETING THIS FORM IF REQUESTED. ALL INFORMATION FURNISHED SHALL BE USED PURSUANT TO THE PRE-TRANSACTION ENVIRONMENTAL SITE ASSESSMENT FOR THE PURPOSE OF THE SELLER AND/OR PROSPECTIVE BUYER OBTAINING TITLE INSURANCE OR FINANCING AND FOR NO OTHER PURPOSES.

County of _______________________________________, Commonwealth of Massachusetts

I, John S. Desmond , having been duly sworn declare and say that I am familiar with the premises described as follows:

LOCATION OF PROPERTY: (Give street address, exact legal description and acreage and attach a copy of the most recent survey to this affidavit) 625 Putnam Ave.; Cambridge, MA

I further declare and say that the answers to the following questions are accurate to the best of my knowledge:

1. What is the current use of the premises? I do not know.
________________________________________________________________________________

________________________________________________________________________________

AFFIDAVIT BY OWNER                                                          TSMI

PAGE __ OF __


2. To the best of your knowledge, are any hazardous materials or oil as hereinafter described currently stored or used on the premises?

?    Have they been stored or used in the past?
---

No   If yes to either question explain of an additional sheet.
---

3. To the best of your knowledge has there been any disposal of oil or hazardous materials (pursuant to licenses or otherwise) on or abutting the premises?

No   If yes, explain on an additional sheet.
---

4. Have any permits or licenses ever been issued by DEQE or the local board of health with respect to the storage or use of oil or hazardous materials on the premises?

No   If yes, attach copies.
---

5. To the best of your knowledge have the premises ever been investigated by DEQE the local board of health or the media for possible illegal storage or dumping of oil or hazardous waste?

No   If yes,. explain on an additional sheet.
---

6. Does this project involve new construction?
                                               ---

7. Have any tests been performed on the site to detect the presence of oil or hazardous materials?

No   If yes, list tests and attach sheet interpreting the results.
---

8. Does a visual inspection of the premises reveal any possible evidence of hazardous materials disposal [eg. discolored or foul-smelling water or soil distressed vegetation or wildlife, barrels, etc.)?

No   If yes, explain on an additional sheet.
---

9. Are there any streams, brooks, ponds, lakes or lagoons located within or abutting the premises?

No   If yes, to the best of your knowledge has any oil or hazardous material
---  been dumped into said water?

     If yes. explain on an additional sheet.
---

10. Were the premises ever part of or abutting a municipal dump or landfill?

No   If yes, explain on an additional sheet.
---

AFFIDAVIT BY OWNER                                                          TSMI

PAGE __ OF __


11. Is the water supply for the premises provided by a private well or by the municipality?

Municipality

12. Is there any indication in the chain of title that the premises were ever owned by or leased to a chemical, oil, or manufacturing company or other industrial concern?

No   If yes, explain on an additional sheet.
---

13. To the best of your knowledge, have the premises ever been used for commercial agricultural purposes?

No   If yes, indicate on an additional sheet which types of crops were harvested
--- and what kinds of commercial herbicides and/or pesticides were applied (to the extent known).

** Hazardous Materials are defined as material(s) including but not limited to. any material in whatever form. which, because of its quantity. concentration. chemical, corrosive, flammable, reactive, toxic, infectious. or radioactive characteristics, either separately or in combination with any substance or substances constitutes a present or potential threat to human health, safety, welfare, or to the environment, when improperly stored. treated, transported. disposed of, used, or otherwise managed. This term shall not include oil. This term [hazardous material] shall also include all those substances which are included under 42USCS Section 9601(14), but it is not limited to those substances.

** Oil is defined as insoluble or partially soluble oils of any kind or origin or in any form, including, without limitation, crude or fuel oils, tube oil or sludge, asphalt, insoluble or partially insoluble derivatives of mineral, animal, or vegetable oils. The term shall not include waste oil, and shall not include those substances which are listed in 42USCS Section 9601(14).

AFFIDAVIT BY OWNER                                                          TSMI

PAGE __ OF __


IN WITNESS WHEREOF, the undersigned have executed this AFFIDAVIT this ___ day of ___________, 19__.

                                        ----------------------------------------

                                        ----------------------------------------

Subscribed and sworn to, before me this _____ day of _________________, 198_.


                                        ----------------------------------------
                                                      Notary Public

My Commission Expires: _______________________________

December 30, 1985

This is to certify that we have removed approximately five hundred (500) gallons of heating oil from an underground tank located adjacent to the building at 625 Putnam Avenue, Cambridge.

According to a chemical check made prior to pumping, there was no water contamination in the tank, and the tank appears to be sound.

A. A. Waste Oil Co.,
307 Warren Street
Waltham MA 02154
617 899 3348


                                        /s/ John P. Giordano
                                        ----------------------------------------
                                        John P. Giordano, owner.
Comm. of Mass Lic. No. 77
E.P.A. I.D. MAD980584486
D.P.U. Carrier Permit No. 34012
Invoice (Receipt) No.4127
date: Dec 30, 1985.

                             [A&A WASTE OIL RECEIPT]

                            [APPLICATION FOR PERMIT]

                                   [PICTURES]

           FIRST AMENDMENT, DATED 1 DECEMBER 1996, TO LEASE AGREEMENT

  BETWEEN FORT WASHINGTON REALTY TRUST AND VERTEX PHARMACEUTICALS INCORPORATED

                               DATED 1 MARCH 1993

Fort Washington Realty Trust and Vertex Pharmaceuticals Incorporated hereby agree to amend the current lease on 625 Putnam Avenue, Cambridge, dated 1 March 1993, as follows:

page 1, Section 1.1; page 2, Section 2; and page 2 & 3, Section 3.1: Extension of original term:
Term: 1 February 1997 through 31 December 1998
Rent: 15,750 sq ft at $15.24/sq ft/yr = $240,000/yr = $20,000/month page 36, Section 11.10: Option to extend beyond first extension:
Tenant's option to Extend: 1 January 1999 through 31 December 2000, at a rent of 15,750 sq ft at $18.00/sq ft/yr = $283,500/yr = $23,625/month

Triple-net of all taxes, insurance, utilities, and operating expenses.

All other provisions of said lease shall remain unchanged.

Signatories certify that they are empowered to commit their respective organization in matters pertaining to this agreement, executed in December 1996

LESSOR:                                 LESSEE:


/s/ Henry H. Kolm
-------------------------------------


/s/ Elizabeth H. Kolm                   /s/ Richard H. Aldrich
-------------------------------------   ----------------------------------------
Fort Washington Realty Trust            Vertex Pharmaceuticals Incorporated
By: Henry H. Kolm, Trustee              By: Richard H. Aldrich
    Elizabeth C. Kolm, Trustee              Senior VP, Chief Business Officer
Date: 18 Jan 1996                       Date: 16 Dec 1996

           SECOND AMENDMENT, DATED 1 FEBRUARY 1998, TO LEASE AGREEMENT

  BETWEEN FORT WASHINGTON REALTY TRUST AND VERTEX PHARMACEUTICALS INCORPORATED

                               DATED 1 MARCH 1993

Fort Washington Realty Trust and Vertex Pharmaceuticals Incorporated hereby agree to amend the First Amendment to and the current lease on 625 Putnam Avenue, Cambridge, dated 1 March 1993, as follows:

page 2, Section 2 & 3 of original lease and line 3 of First Amendment: Extension of term:
Term: 1 February 1997 through 31 December 1998
Rent: 15,750 sq ft at $15.24/sq ft/yr = $240,000/yr = $20,000/month
Additional Term: 1 January 1999 through 31 December 2000
Rent: 15,750 sq ft at $18.00/sq ft/yr = $283,500/yr = $23,625/month page 36, Section 11.10: Option to extend beyond first extension:
Tenant's option to Extend: 1 January 2001 through 31 December 2003
Rent for Option Period: 15,750 sq ft at $21.33/sq ft/yr = $336,000/yr = $28,000/month

Triple-net of all taxes, insurance, utilities, and operating expenses.

This Second Amendment replaces the First Amendment in its entirety.

All other provisions of said lease shall remain unchanged.

Signatories certify that they are empowered to commit their respective organizations in matters pertaining to this agreement, executed in February 1998.

LESSOR:                                 LESSEE:


/s/ Henry H. Kolm
-------------------------------------


/s/ Elizabeth H. Kolm                   /s/ Richard H. Aldrich
-------------------------------------   ----------------------------------------
Fort Washington Realty Trust            Vertex Pharmaceuticals Incorporated
By: Henry H. Kolm, Trustee              By: Richard H. Aldrich
    Elizabeth C. Kolm, Trustee              Senior VP, Chief Business Officer
Date: 30 January 1998                   Date: 2 February 1998

                            THIRD AMENDMENT TO LEASE

     THIS THIRD AMENDMENT TO LEASE dated the thirty-first day of August, 2001 (this "Third Amendment") by and between FORT WASHINGTON ASSOCIATES L.L.C., a Massachusetts limited liability company (the "Landlord") and ALTUS BIOLOGICS, INC., a Delaware corporation (the "Tenant").

                              Preliminary Statement

     WHEREAS, by Lease Agreement dated March 1, 1993, as amended by that First Amendment to Lease dated March 1, 1995, as further amended by that Second Amendment to Lease dated February 1, 1998 (collectively, the "Lease"), Tenant's predecessor-in-interest, Vertex Pharmaceuticals, Inc. ("Vertex") leased from Landlord certain premises consisting of the land and building located at 625 Putnam Avenue, Cambridge, Massachusetts (the " Premises");

     WHEREAS, by an Assignment of Lease dated January 1, 2001 (the "Assignment"), entered into by and between Vertex, as assignor, and Tenant, as assignee, Vertex assigned its interest as tenant under the Lease to Tenant and extended the term of the Lease until December 31, 2003 ("Lease Termination Date"); and

     WHEREAS, Landlord and Tenant desire further to amend the Lease and to provide for a five (5) year extension of the Lease.

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant confirm and agree as follows:

     1. TERM WITH RESPECT TO THE PREMISES. Landlord and Tenant hereby agree to extend the term of the Lease for an additional term of five (5) years (the "Extension Term"). Landlord and Tenant agree that the Lease Termination Date shall be extended from December 31, 2003, to December 31, 2008. Therefore, the parties agree that extended Lease Termination Date is now December 31, 2008 ("Extended Lease Termination Date"), subject to the terms hereof.

     2. RENT PAYABLE DURING EXTENSION TERM. Landlord and Tenant agree that the Annual Rent and monthly rent payable for the Premises, beginning on January 1, 2004 of the Extension Term shall be as follows, due and payable in equal monthly installments on the first day of each month:

Year of Extension Term   Annual Rent   Monthly Rent
----------------------   -----------   ------------
 1/1/2004 - 12/31/2004   $349,776.00    $29,148.00
 1/1/2005 - 12/31/2005   $364,116.00    $30,343.00
 1/1/2006 - 12/31/2006   $379,044.00    $31,587.00
 1/1/2007 - 12/31/2007   $394,584.00    $32,882.00
 1/1/2008 - 12/31/2008   $410,760.00    $34,230.00

Third Amendment to Lease on 625 Putnam Ave, between FtWash LLC and Altus Biologics dated 31 Aug 01

Initials:   H Kolm   E Kolm   P Lanciano

3. NOTICE OF LEASE. Upon either party's request, the other party shall execute a notice of lease evidencing the Lease, as amended by this Third Amendment, which shall be recorded at the requesting party's expense at the local registry of deeds.

4. TERMINATION RIGHT. Landlord hereby agrees that Tenant shall have the right to terminate this Lease by written notice given any time on or after December 31, 2003, provided that Tenant must give Landlord at least twelve (12) months prior written notice of such termination, and provided that such notice shall set forth the effective date of such termination which effective date shall not be less than twelve (12) months following the date of Tenant's notice (the "Early Termination Date"). Upon the Early Termination Date, Tenant shall vacate the Premises and remove all of Tenant's goods and personal property from the Premises.

5. BROKERS. Landlord and Tenant each warrants and represents to the other that it has not dealt-with any broker in connection with the consummation of this Third Amendment; and in the event any claim is made against one party by any broker alleging dealings with the other party, the party against whom the broker is alleging dealings shall defend the other party against such claim, and save harmless and indemnify the other party on account of any loss, cost, damage and expense (including, without limitation, attorneys' fees and court costs) which may be suffered or incurred by such party by reason of such claim.

6. LANDLORD'S MORTGAGEE. Landlord hereby represents and warrants to Tenant that there does not presently exist a mortgagee holding a lien or mortgage upon the property of which the Premises is a part.

7. DEFINITIONS. All capitalized terms used herein shall have the same meaning as set forth in the Lease, unless specifically otherwise provided herein.

8. EFFECT OF AMENDMENT. Except as set forth herein, the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by this Third Amendment.

Signatories hereby certify that they are authorized to commit their respective organizations in matters pertaining to this lease agreement.

             [remaining space on this page deliberately left blank.]

Third Amendment to Lease on 625 Putnam Ave, between FtWash LLC and Altus Biologics dated 31 Aug 01

Initials:   H Kolm   E Kolm   P Lanciano

     EXECUTED in one or more counterparts

Signatories hereby certify that they are authorized to commit their organizations in matters pertaining to this agreement.

WITNESS:                                LANDLORD:

                                        FORT WASHINGTON ASSOCIATES, L.L.C.


                                        By: /s/ Henry H. Kolm
                                            ------------------------------------
                                            Henry H. Kolm, President


                                        By: /s/ Elizabeth C. Kolm
                                            ------------------------------------
                                            Elizabeth C. Kolm, Trustee


                                        TENANT:

                                        ALTUS BIOLOGICS, INC.


                                        By: /s/ Peter L. Lanciano
                                            ------------------------------------
                                            Peter L. Lanciano, President

             [remaining space on this page deliberately left blank]

Third Amendment to Lease on 625 Putnam Ave, between FtWash LLC and Altus Biologics dated 31 Aug 01

Initials:   H Kolm   E Kolm   P Lanciano